SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of March 31, 2003, between TEREX CORPORATION, a Delaware corporation (the "Company"), and BANK OF NEW YORK, a New York corporation, as trustee (the "Trustee").

         WHEREAS, the Company, and the Subsidiary Guarantors (as defined therein), and the Trustee are parties to an Indenture, dated as of December 17, 2001, as amended by the First Supplemental Indenture dated as of September 30, 2002 (the "Indenture") providing for the issuance of the Company's 9-1/4% Senior Subordinated Notes due 2011 (the "Notes");

         WHEREAS, the Company has acquired all of the outstanding capital stock of PPM Cranes, Inc., Terex Financial Services, Inc., Commercial Body Corporation and Combatel Distribution, Inc. (collectively referred to as the "New Guarantors" and individually as a "New Guarantor");

         WHEREAS, pursuant to the terms of the Indenture, the New Guarantors have become Restricted Subsidiaries organized under the laws of the United States and, as such, the Company is required to cause the New Guarantors to execute and deliver a supplemental indenture and the Subsidiary Guarantee endorsed on the Notes; and

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the Indenture to add the New Guarantors as a Subsidiary Guarantor under the Indenture.

         NOW, THEREFORE, the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

         Section 1.01. Each New Guarantor shall hereby become a Subsidiary Guarantor under the Indenture effective as of the date hereof, and as such shall be entitled to all the benefits and be subject to all the obligations, of a Subsidiary Guarantor thereunder. Each New Guarantor agrees to be bound by all those provisions of the Indenture binding upon a Subsidiary Guarantor.

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

         Section 2.02. All terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this Second Supplemental Indenture otherwise requires.

         Section 2.03. This Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

         Section 2.04. This Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.05. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

         Section 2.06. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



                                              TEREX CORPORATION
                                              By:__________________________
                                              Name:   Eric I Cohen
ATTEST:                                       Title:  Senior Vice President

--------------------
Jeffrey A. Gershowitz
Assistant Secretary
                                              BANK OF NEW YORK, as Trustee


                                              By_________________________
                                              Name:
ATTEST:                                       Title:

---------------------

                (Signature Page to Second Supplemental Indenture)


                                     SUBSIDIARY GUARANTORS:


                    KOEHRING CRANES, INC.
                    PAYHAULER CORP.
                    TEREX CRANES, INC.
                    TEREX MINING EQUIPMENT, INC.
                    TEREX-RO CORPORATION
                    TEREX-TELELECT, INC.
                    THE AMERICAN CRANE CORPORATION
                    O&K ORENSTEIN & KOPPEL, INC.
                    AMIDA INDUSTRIES, INC.
                    CEDARAPIDS, INC.
                    STANDARD HAVENS, INC.
                    STANDARD HAVENS PRODUCTS, INC.
                    BL-PEGSON USA, INC.
                    BENFORD AMERICA, INC.
                    COLEMAN ENGINEERING, INC.
                    EARTHKING, INC.
                    FINLAY HYDRASCREEN USA, INC.
                    POWERSCREEN HOLDINGS USA, INC.
                    POWERSCREEN INTERNATIONAL LLC by
                    Powerscreen North America, Inc.,
                    its Managing Member
                    POWERSCREEN NORTH AMERICA, INC.
                    POWERSCREEN USA, LLC by
                    Powerscreen Holding USA LLC,
                    its Managing Member
                    ROYER INDUSTRIES, INC.
                    TEREX BARTELL, INC.
                    CMI TEREX CORPORATION
                    CMIOIL CORPORATION
                    PRODUCT SUPPORT, INC.
                    SCHAEFF, INC.
                    FUCHS TEREX, INC.
                    TELELECT SOUTHEAST DISTRIBUTION, INC.
                    UTILITY EQUIPMENT, INC.
                    TEREX ADVANCE MIXER, INC.
                    TEREX UTILITIES, INC.
                    GENIE HOLDINGS, INC.
                    GENIE ACCESS SERVICES, INC.
                    GENIE INDUSTRIES, INC.
                    GENIE FINANCIAL SERVICES, INC.
                    GFS NATIONAL, INC.
                    GENIE MANUFACTURING, INC.
                    GENIE CHINA, INC.
                    GENIE INTERNATIONAL, INC.
                    LEASE SERVICING & FUNDING CORP.
                    GFS COMMERCIAL LLC
                    by GFS National, Inc. its Managing Member
                    GO CREDIT CORPORATION
                    CMI DAKOTA COMPANY

                    By:_______________________________
                    Name:  Eric I Cohen
                    Title: Vice President

                (Signature Page to Second Supplemental Indenture)


                                 NEW GUARANTORS:


                                 TEREX FINANCIAL SERVICES, INC.


                                 By_______________________________
                                 Name:  Eric I Cohen
                                 Title: Vice President


                                 COMMERCIAL BODY CORPORATION


                                 By_______________________________
                                 Name:  Eric I Cohen
                                 Title: Vice President


                                 COMBATEL DISTRIBUTION, INC.
                                 By_______________________________
                                 Name:  Eric I Cohen
                                 Title: Vice President


                                 PPM CRANES, INC.
                                 By_______________________________
                                 Name:  Eric I Cohen
                                 Title: Vice President

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                                TEREX CORPORATION

                                  $300,000,000

                   10-3/8% Senior Subordinated Notes due 2011

                        ---------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 2003

                        --------------------------------

                              THE BANK OF NEW YORK




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